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                                 [CHASE LOGO]

The Chase Manhattan Bank
270 Park Avenue
New York, NY  10017


                                                   December 9, 1999

Hutchison Telecommunications Holdings (USA) Limited
P.O. Box 957
Offshore Incorporations Centre
Road Town, Tortola,
British Virgin Islands
Attention: K.S. Chan

Re:  Share Option Transaction (Our Reference No. 402197, 402198)
     -----------------------------------------------------------

Ladies and Gentlemen:

     The purpose of this letter (this "Confirmation") is to confirm the terms and conditions of the Transaction entered into between The Chase Manhattan Bank ("Chase") and Hutchison Telecommunications Holdings (USA) Limited (the "Counterparty") on the Trade Date specified below (the "Transaction"). This Confirmation amends and restates in its entirety the Confirmation of the above-referenced Transaction dated November 29, 1999.

     The definitions and provisions contained in the 1996 ISDA Equity Derivatives Definitions (the "1996 Definitions") and the 1991 ISDA Definitions (as amended by the 1998 Supplement), as published by the International Swaps and Derivatives Association, Inc. ("ISDA") are incorporated into this Confirmation. In the event of any inconsistency between the 1996 Definitions or the 1991 Definitions and this Confirmation, this Confirmation will govern. In the event of any inconsistency between the 1996 Definitions and the 1991 Definitions, the 1996 Definitions will govern.

     This Confirmation evidences a complete and binding agreement between Chase and the Counterparty as to the terms of the Transaction to which this Confirmation relates.

     This Confirmation shall supplement, form a part of, and be subject to an agreement (the "Agreement") in the form of the ISDA Master Agreement (Multicurrency-Cross Border) (the "Master Form"), as if Chase and the Counterparty had executed an agreement in the form of the Master Form on the Trade Date with a Schedule specifying:

     (i) the application of the Cross Default provisions of Section 5(a)(vi) of the Master Form to Chase and the Counterparty. For purposes thereof, "Specified Indebtedness" will have the meaning specified in Section 14, except that such term shall not include obligations in respect of deposits received in the ordinary course of such party's banking business, and "Threshold Amount" shall mean an amount equal to US$25,000,000 in the case of the Counterparty and an amount equal to one percent of its shareholders' equity in the case of Chase (determined in accordance with generally accepted accounting principles as at the end of its most recently completed fiscal year);

     (ii) for purposes of Section 13(a) of the Master Form, the election of English Law as the governing law (provided, however, that the laws of the State of New York (without reference to choice of law doctrine) shall govern Part L of the Confirmation); and

     (iii)  the election of United States dollars as the Termination Currency.

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     The parties agree that the obligation of the Counterparty to deliver Shares in settlement of the Put Option or the Call Option, as the case may be (including upon any automatic exercise under Part H hereof), on the one hand, and the obligation of Chase to return the Company Stock (as defined in Part L of this Confirmation) in the circumstances referred to in Part L, on the other hand, are equal and opposite obligations and, without need for further action, shall automatically be deemed satisfied and discharged upon payment by Chase to the Counterparty of (i) the Settlement Price in respect of the Put Option or the Call Option, as the case may be and (ii) the Additional Payment (as defined below). Section 2(c)(ii) will not apply.

     Each of the Counterparty and Chase shall, at the other's request, execute such further documents as may reasonably be so requested to confirm that their respective delivery and return obligations have been so satisfied and discharged and that, as between the Counterparty and Chase, upon payment to the Counterparty of the (i) the Settlement Price in respect of the Put Option or the Call Option, as the case may be and (ii) the Additional Payment, Chase shall be the owner of the Shares, without any right therein or claim thereto of the Counterparty. It is further understood that the delivery and return obligations referred to above (and their equal values stipulated above) shall not be subject to Set-off or netting against any other obligation under any other agreements between the parties hereto.

     In the event of any inconsistency between the provisions of the Master Form and this Confirmation, this Confirmation will prevail for the purpose of this Transaction. References herein to the Put Option and the Call Option shall be construed to mean, collectively, all the Put Options and Call Options hereunder, respectively.

     The terms of the particular Transaction to which this Confirmation relates are as follows:

A.   General Terms

   Initial Hedging:              During the Initial Hedging Period, Chase caused
                                 an Affiliate of Chase (the "Chase Affiliate") to sell short, in connection with this Transaction, 388,888 Shares (as defined below)
                                 (such number of Shares being referred to as the "Hedge Number of Shares").

   Initial Hedging Period:       The period commencing on the Trade Date and
                                 ending on the date hereof.

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   Initial Share Price:           USD63.1988

   Trade Date:                    November 29, 1999

   Calculation Agent:             Chase. Chase shall exercise its discretion in
                                  relation to any of its obligations as
                                  Calculation Agent in good faith, and only after consultation with the Counterparty. The
                                  Calculation Agent will only adjust the terms of this Transaction so as to preserve the economic equivalence of the parties' obligations and having regard to the terms of Part L hereof, where relevant, in any calculation.


B.   Put Option

   Option Style:                  American, provided that the Put Option shall
                                  only be exercisable from December 9, 1999 to January 14, 2000.

   Option Type:                   Put

   Seller:                        Chase

   Buyer:                         Counterparty

   Shares: Class A Common Stock, no par value, of Western Wireless Corporation (the "Issuer"), Cusip No. 95988E204

   Number of Options:             388,888

   Option Entitlement:            One Share per Option

   Multiple Exercise:             Inapplicable

   Strike Price:                  USD63.1988

   Premium:                       Inapplicable

   Exchange:                      NASDAQ

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   Clearance System:              Depository Trust Company

C.   Call Option

   Option Style:                  American, provided that the Call Option shall
                                  only be exercisable from January 24, 2000 to February 4, 2000.

   Option Type:                   Call

   Seller:                        Counterparty

   Buyer:                         Chase

   Shares: Class A Common Stock, no par value, of the Issuer, Cusip No. 95988E204

   Number of Options:             388,888

   Option Entitlement:            One Share per Option

   Multiple Exercise:             Inapplicable

   Strike Price:                  USD 63.1988

   Premium:                       Inapplicable

   Exchange:                      NASDAQ

   Clearance System:              Depository Trust Company


D.   Terms Relating to Both Options:

       1.   Procedure for Exercise:

   Commencement Date:             In respect of the Put Option, December 9,
                                  1999. In respect of the Call Option, January
                                  24, 2000.

   Expiration Time:               5:00 p.m. (local time in New York)

   Latest Exercise Time:          5:00 p.m. (local time in New York)

   Expiration Date:               In respect of the Put Option, January 14,
                                  2000. In respect of the Call Option, February
                                  4, 2000, provided, however, that the Call
                                  Option shall expire immediately upon any exercise or deemed exercise of the Put Option


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   Automatic Exercise:                Inapplicable. For avoidance of doubt, the
                                      last paragraph of Part L hereunder shall apply notwithstanding the fact that "Automatic Exercise" has been specified as "Inapplicable" hereunder.

   In respect of the Put Option,      Phone No.: 212-834-4414
   Chase's Telephone Number and
   for Purpose of Giving Notice:      Facsimile No.: 212-834-6573

                                      Attention: Robert McGinley

   In respect of the Call Option,     Phone No.: (852) 2128-1238
   the Counterparty's Telephone
   Number and Telex and/or
   Facsimile Number and Contact       Facsimile No.: (852) 2128-1737
   Details for Purpose of Giving
   Notice:                            Attention: K.S. Chan


E. Settlement Terms:

   Physical Settlement:               Applicable

   Shares Delivered:                  Any Shares delivered by the Counterparty
                                      to Chase must be unlegended and freely
                                      transferable by Chase without any
                                      restriction whatsoever (including, without limitation, any restriction arising out of any state or federal securities laws) and must have been freely transferable without restriction at all times since and including the Trade Date.

   Failure to Deliver:                Inapplicable

   Additional Payment:                On the earliest (the "Final Settlement
                                      Date") to occur of (i) the Settlement Date in respect of the Exercise Date relating to the Put Option, (ii) the Settlement
                                      Date in respect of the Exercise Date
                                      relating to the Call Option or (iii) the Expiration Date of the Call Option if the Call Option expires unexercised, Chase shall pay to the Counterparty an amount equal to the sum of the products for each Exchange Business Day during the Initial
                                      Hedging Period of (a) the sale proceeds
                                      received by the Chase Affiliate in respect of the Shares sold short by the Chase
                                      Affiliate on such Exchange Business Day,
                                      (b) a rate determined in accordance with the definition of USD-BBA-LIBOR (provided that the Reset Date in respect of the relevant Exchange Business Day shall be the corresponding Hedge Settlement Date
                                      (as defined below) and the Designated
                                      Maturity shall be one month) less 75 basis points, and (c) the quotient of the number of days from and including the day

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                                      (the "Hedge Settlement Date") on which the
                                      short sale of the Shares executed by the Chase Affiliate on such Exchange Business Day settled to and excluding the Final Settlement Date divided by 360.


F.  Additional Termination Event:

   Additional Termination Event:      It shall constitute an Additional
                                      Termination Event in respect of which the Counterparty shall be the sole Affected
                                      Party and this Transaction shall be the
                                      sole Affected Transaction if at any time
                                      (i) at the request of the Counterparty,
                                      Shares must be delivered by Chase or the Chase Affiliate to the Counterparty or held by Chase to facilitate a vote in respect of such Shares by the Counterparty or the receipt of dividends on such Shares by the Counterparty and (ii) Chase or the Chase Affiliate determines that it is not able to hedge its exposure in connection with this Transaction on commercially reasonable terms.


G.  Adjustments:

   Method of Adjustment:              Calculation Agent Adjustment. For the
                                      avoidance of doubt, the Calculation Agent may, in its discretion, but subject to "Cancellation and Payment" as provided for under "Extraordinary Events" below, modify the definition of the term "Shares" and the definition of the term "Issuer" as appropriate to reflect any distribution of shares of capital stock of an entity other than the Issuer made to holders of Shares.



H.  Extraordinary Events:

   Consequences of Merger Events:

   (a)  Share-for-Share:              Options Exchange Adjustment

   (b)  Share-for-Other               Cancellation and Payment

   (c)  Share-for-Combined:           Cancellation and Payment

   Options Exchange:                  Philadelphia Options Exchange

   Nationalization or Insolvency:     Cancellation and Payment

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   Share De-listing Event:            If at any time during the period from and
                                      including the Trade Date, to and including the Expiration Date of the Call Option, the Shares cease to be listed on the Exchange for any reason (other than a Merger Event) and are not immediately re-listed, as of the date of such de-listing, on another exchange in the same jurisdiction as the Exchange (the "Successor Exchange"), then Cancellation and Payment shall apply, and the date of the de-listing shall be deemed to be a Merger Date for purposes of calculating any payment due from Seller to Buyer or Buyer to Seller, as the case may be, in connection with the cancellation of this Transaction. If the Shares are immediately re-listed on a Successor Exchange upon their de-listing from the Exchange, this Transaction shall continue in full force and effect, provided that the Successor Exchange shall be deemed to be the Exchange for all purposes. In addition, the Calculation Agent shall make the necessary adjustments to the terms of the Transaction in accordance with Calculation Agent Adjustment method as defined under
                                      Section 9.1(c) of the 1996 Definitions.

     Notwithstanding anything to the contrary herein, if any of the foregoing events described in this Part H occurs (i) at any time prior to the Expiration Date of the Put Option, the Put Option shall be deemed to be exercised automatically as of the date of such event or (ii) between January 24, 2000 and February 4, 2000, the Call Option shall be deemed to be automatically exercised as of the date of such event (in each case, whether or not such option is then In-the-Money).

I.   Miscellaneous:

     1.  General:

     Each party acknowledges that Chase Securities Inc. has acted as agent for Chase in effecting this transaction.

     Neither party shall be liable under Section 6.10 of the 1996 Definitions for special, indirect or consequential damages, even if informed of the possibility thereof.

     Notwithstanding anything herein to the contrary, any obligation of Chase hereunder to purchase, hold, sell, deliver, receive delivery of or otherwise deal in Shares may be performed by an Affiliate of Chase or a third party designated by Chase.

     2.  Dividends:

     Without duplication of any other adjustments made by the Calculation Agent, the Strike Prices of the Put Option and the Call Option will be decreased by the Calculation Agent by the amount of any payments in respect of dividends per Share made by Chase to the Counterparty in respect of dividends on the Company Stock (as defined below) pursuant to Part L of this Confirmation.

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     3.  Account for Payment:

   Account for payments to Chase      Chase

                                      ABA# 021-000-021

                                      Acct # 900-900-1364

                                      Re: Share Option Transaction Reference No.
                                      402197, 402198

   Account for payments to            Pay to: HSBC Bank USA, New York, FedWire
   the Counterparty:                  #021001088 or CHIPS #0108, MRMDUS33

                                      for A/C of: Hutchison International
                                      Limited

                                      C/A No. 000-121797

                                      Under telex advice to Hong Kong Bank, HK,
                                      International Deposits Department, Attn:
                                      Mrs. Susan Au (Tlx No. 73205 HSBC HK)

   Offices: The Office of Chase for this Transaction is London.




J.  Additional Representations:

     1. The Counterparty represents and warrants, which representations and warranties shall (other than representation and warranty (iv) below) be deemed to be repeated at all times during the term hereof, that:

     (i) The Counterparty is not entering into this Confirmation to facilitate a distribution of the Shares on behalf of the Issuer (or any security convertible into or exchangeable for Shares) or in connection with a future issuance of securities by the Issuer;

     (ii) The Counterparty is not entering into this Confirmation to create actual or apparent trading activity in the Shares (or any security convertible into or exchangeable for Shares) on behalf of the Issuer or to raise or depress or otherwise manipulate the price of the Shares (or any security convertible into or exchangeable for Shares) by the Issuer;

     (iii) Counterparty was not, on the Trade Date, and is not, on the date hereof, in possession of any material nonpublic information regarding the Issuer;

     (iv) Together with its affiliates (as defined below), it does not own or have the right to acquire more than 10% of the outstanding Shares of the Issuer. No director or employee of the Counterparty or any affiliate of the Counterparty is a director of the Issuer. The Counterparty does not otherwise possess, directly or indirectly, the power to direct or cause the direction of the management and policies of the Issuer, whether through the ownership or voting of securities, by contract or otherwise, which in any case would cause the Counterparty to be considered an "affiliate" of the Issuer as such term is defined in Rule 405 and Rule 144 under the Securities Act of 1933, as amended (the "Securities Act"). The Counterparty is not, has not been within the past three months, and through the Expiration Date of the Call Option will not be, such an "affiliate" of the Issuer;

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     (v)    There is no internal policy, whether written or oral, of the
Counterparty that would prohibit the Counterparty from entering into any aspect of this Transaction, including, but not limited to, the purchases of Shares to be made by Chase or its Affiliates in connection herewith;

     (vi) Upon delivery to Chase, the Company Stock (as defined below) will be unlegended and freely transferable by Chase (assuming Chase is not an Affiliate of the Issuer) without registration under the Securities Act;

     (vii) The Counterparty purchased the Company Stock in an "offshore transaction" (as defined in Regulation S) pursuant to Regulation S under the Securities Act not involving any "directed selling efforts" (as defined in Regulation S) in the United States; and

     (viii) All the information and representations and warranties contained in
Section 4.02(d) of the Stock Subscription Agreement, dated as of October 14, 1997, by and among the Issuer, the Counterparty and Hutchison Telecommunications Limited, were true, accurate and complete.

     2.  Each party represents and warrants that:

     (i) It is acting for its own account, and it has made its own independent decisions to enter into this Transaction and as to whether this Transaction is appropriate or proper for it based upon its own judgment and upon advice from such advisers as it has deemed necessary;

     (ii) It is not relying on any communication (written or oral) of the other party as investment advice or as a recommendation to enter into this Transaction; it being understood that information and explanations related to the terms and conditions of this Transaction shall not be considered investment advice or a recommendation to enter into this Transaction. No communication (written or oral) received from the other party shall be deemed to be an assurance or guarantee as to the expected results of this Transaction;

     (iii) It is capable of assessing the merits of and understanding (on its own behalf or through independent professional advice), and understands and accepts, the terms, conditions and risks of this Transaction. It is also capable of assuming, and assumes, the risks of this Transaction; and

     (iv) The other party is not acting as a fiduciary for or an adviser to it in respect of this Transaction.

K.  Additional Covenants

     Each party agrees that it has complied and will comply, in connection with this Transaction and all related sales and purchases of the Shares, with the applicable provisions of the Securities Act and the Securities Exchange Act of 1934, as amended, including but not limited to Rule 10b-5, provided that each
                                                           --------
party shall be entitled to rely conclusively on any information communicated by the other party concerning such other party's market activities.

  The Counterparty has made and will make all filings required on its part with the Securities and Exchange Commission, any securities exchange or any other regulatory body with respect to the transactions contemplated hereby.

  The Counterparty covenants and agrees with Chase that any Shares delivered by the Counterparty in connection with Physical Settlement will be duly authorized, validly issued, fully paid and nonassessable and free of preemptive or similar rights, and such delivery shall pass title thereto free and clear of any liens or encumbrances, other than any in favor of Chase or its Affiliates.

     The Counterparty shall promptly deliver to Chase an opinion of counsel, in form and substance acceptable to Chase, to the effect that the Company Stock (as defined below) may be transferred by Chase (assuming that Chase is not an Affiliate of the Issuer) without registration under the Securities Act.

                                       9
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L. Security Interest

     In order to secure the obligations of the Counterparty to Chase under the Agreement (the "Obligations"), the Counterparty hereby pledges, transfers and assigns to Chase, and grants to Chase a first priority security interest in, a general lien upon and a right of set-off against, 388,888 Shares (the "Company Stock"), together with all stock certificates, options or rights of any nature whatsoever which may be issued or granted by the Issuer to the Counterparty in respect of such Company Stock (collectively, the "Collateral"). The Counterparty shall at its expense do, file, record, make, execute and deliver all such acts, notices, instruments, statements, security agreements, and other documents as Chase may reasonably request to evidence, create, perfect, preserve or otherwise protect the security interest of Chase in the Collateral or any part thereof or to give effect to the rights, powers and remedies of Chase hereunder.

     The Counterparty shall deliver the stock certificate(s) representing the Company Stock, together with an undated stock power covering each such certificate(s), duly executed in blank with signature guaranteed, to Chase at its office located at 270 Park Avenue, New York, New York 10017, Attention: Adam
                                                                 ---------
Friedman, 6th Floor, or shall make such delivery as otherwise directed by Chase. The Company Stock shall be delivered and transferred free and clear of all encumbrances, liens and security interests other than the lien and security interest created hereunder. The Counterparty shall be deemed to represent and warrant as of the date of its delivery of the Company Stock to Chase that it is the owner of all such Company Stock, free and clear of all encumbrances, liens and security interests other than the lien and security interest created hereunder.

     If the Counterparty shall, as a result of its ownership of any Company Stock pledged hereunder, become entitled to receive or shall receive any stock certificate (including, without limitation, any certificate representing a stock dividend or a distribution in connection with any reclassification, increase or reduction of capital or any certificate issued in connection with any reorganization), option or rights, whether in addition to, in substitution of, as a conversion of, or in exchange for any shares of such Company Stock, or otherwise in respect thereof, the Counterparty shall accept the same as Chase's agent, hold the same in trust for Chase and deliver the same forthwith to Chase in the exact form received, together with an undated stock power covering each such certificate duly executed in blank with signature guaranteed, to be held by Chase hereunder as additional collateral security for the Obligations.

     Provided that no Event of Default or Potential Event of Default in respect of the Counterparty has occurred and is continuing, the Counterparty shall be entitled to receive all payments of cash dividends or other dividends and distributions (net of any withholding tax applicable to the Counterparty) in respect of the Company Stock held as Collateral and shall be permitted to exercise all voting and corporate rights with respect to the Company Stock, provided that no vote shall be cast or corporate right exercised which would impair the Collateral.

     Provided that no Event of Default or Potential Event of Default has occurred and is continuing in respect of Chase, Chase will, notwithstanding
Section 9-207 of the New York Uniform Commercial Code, but subject to the requirement to return Collateral set forth in the immediately succeeding paragraph, have the right to (i) sell, lend, pledge, repledge, hypothecate, rehypothecate, assign, invest, use, commingle or otherwise dispose of, or otherwise use in its business any Collateral it holds, free from any claim or right of any nature whatsoever of the Counterparty, including any equity or right of redemption by the Counterparty and (ii) register any Collateral in the name of Chase or its nominee.

     When no amounts or Shares are or thereafter may become payable or deliverable by the Counterparty with respect to any Obligations, Chase will transfer to the Counterparty any remaining Collateral or securities of the same class, issue, pool, maturity, coupon rate and aggregate face amount as the relevant Collateral. If, after the end of the Initial Hedging Period, the Hedge Number of Shares shall at any time be less than the number of Shares held as Collateral, Chase shall return the excess Shares within three Exchange Business Days as instructed by the Counterparty. Chase will transfer to the Counterparty any remaining Collateral or securities free and clear of all encumbrances, liens and security interests and the Company Stock will be unlegended and freely transferable by the Counterparty without registration under the Securities Act.

  If at any time an Event of Default in respect of the Counterparty has occurred and is continuing or an Early Termination Date has occurred or been designated as the result of an Event of Default in respect of the Counterparty, Chase may exercise all rights and remedies available to a secured party under applicable law.

M.  Indemnification

In addition to any remedies afforded Chase under the Agreement, the Counterparty agrees to indemnify and hold harmless Chase and its officers, directors, employees, Affiliates, advisors, agents and controlling persons (each, an "Indemnified Person") from and against any and all losses, claims, damages and liabilities, joint or several (collectively, "Damages"), to which an Indemnified Person may become subject arising out of or in connection with any breach of the representation contained in Part J.1.(vi) hereof or any claim, litigation, investigation or proceeding relating thereto, regardless of whether any of such Indemnified Persons is a party thereto, and to reimburse, within 30 days, upon written request, each of such Indemnified Persons for any reasonable legal or other expenses incurred in connection with investigation, preparation for, providing evidence for or defending any of the foregoing, provided, however,
                                                          --------  -------
that the Counterparty shall not have any liability to any Indemnified Person to the extent that such Damages (a) are finally determined by a court of competent jurisdiction to have directly resulted from the gross negligence or willful misconduct of such Indemnified Person or the breach by such Indemnified Person of any covenant or obligation under the Agreement (and in such case, such Indemnified Person shall promptly return to the Counterparty any amounts previously expended by the Counterparty hereunder) or (b) are trading losses incurred by Chase or its Affiliates as part of its purchases or sales of Shares pursuant to this Confirmation.

                                                     Very truly yours,

                                        THE CHASE MANHATTAN BANK


                                             /s/ Jonathan Pryor
                                        By:  ________________________

                                        Name:  Jonathan Pryor

                                        Title:  Authorised Signatory


Accepted and confirmed as
of the date first written above:

HUTCHISON TELECOMMUNICATIONS HOLDINGS (USA) LIMITED

     /s/ Frank Sixt
By:  ________________________

        Director
Title:  ________________________

                                       11